Exhibit 99.01

Investor Contact: Ken Tinsley Opsware Inc. 408-212-5241 ktinsley@opsware.com	Press Contact: Zenobia Austin Opsware Inc. 408-212-5220 zenobia@opsware.com

OPSWARE INC. REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

SUNNYVALE, Calif., March 4, 2004 — Opsware Inc. (NASDAQ: OPSW), the leading provider of data center automation (DCA) software, today reported results for its fourth quarter and full year ended January 31, 2004.

Net revenue, which is mostly recognized ratably, totaled $6.2 million for the quarter ended January 31, 2004, up from $5.0 million in the prior quarter. Full year revenue was $18.1 million.

As the company previously announced, Opsware expects revenue of $35 - 37 million in the current fiscal year ending January 31, 2005.

During the fourth quarter, the company generated cash flow from operations of approximately $1.5 million.

GAAP net income for the quarter was $632 thousand and included a non-recurring income tax benefit of $1.5 million. Excluding this benefit, pro forma net loss for the quarter was $(868) thousand or $(0.01) per share which improved from $(2.0) million or $(0.03) per share in the prior quarter. A reconciliation between net income on a GAAP basis and pro forma net loss is provided in a table immediately following the Consolidated Statements of Operations attached to this release.

“As the number of servers in corporations and government agencies continues to grow, and IT faces increasing security, quality and cost problems, IT executives are looking to Opsware for the solution,” said Ben Horowitz, Opsware’s president and CEO. “Demand for Opsware automation software is strong today and growing rapidly which is driving our 100% year-over-year revenue growth.”

The company will provide additional detail on its financial results and forward looking guidance related to its business and financial condition on the conference call referenced below.

About the Conference Call

Opsware will host a conference call on Thursday, March 4, 2004 beginning at 2:00 p.m. PT to detail today’s announcement. Interested parties may access the conference call by dialing (913) 981-5559. A live audio version and replay of the conference call will be available on the Investor Relations section of Opsware’s web site at http://investor.opsware.com.

About Opsware Inc. (NASDAQ:OPSW)

Opsware Inc. is the leading provider of data center automation software, offering a complete solution for enterprises, government agencies and service providers looking to reduce costs and increase IT efficiencies. The Opsware System automates the complete IT lifecycle including provisioning, deploying, changing, scaling, securing, recovering, consolidating, auditing and reallocating servers and business applications. The Opsware System uniquely combines process automation with built in operations knowledge on a broad range of operating systems, software infrastructure products and applications. The Opsware System was the foundation of Loudcloud’s software-powered managed services business and has been proven to lower costs, accelerate change and increase service quality. For more information on Opsware Inc., please visit our Web site at www.opsware.com.

This press release contains forward-looking statements regarding the growth of our revenue, the market for our software and our opportunities in that market. These statements are subject to risks and uncertainties that could cause actual results to differ materially from these statements, including the risk that our experience operating as a software company is limited, that there is unproven demand for our Opsware automation software, that we may not release our software products on time and that these products may not perform as described or as hoped, and that future revenue from sales of Opsware automation software is uncertain. More information about these and other factors that could affect our business and financial results is included in our Form 10-K filed with the SEC on May 1, 2003 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Forms 10-Q and 8-K that we file during the fiscal year.

Opsware and Loudcloud are service marks and trademarks of Opsware Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

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OPSWARE INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	January 31, 2004	January 31, 2003
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$55,205	$63,162
Accounts receivable, net	1,687	—
Prepaid expenses and other current assets	3,216	2,094

Total current assets	60,108	65,256
Property and equipment, net	3,777	5,550
Restricted cash	2,911	3,821
Prepaid rent	3,001	—
Other assets	1,010	1,252

Total assets	$70,807	$75,879

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$330	$493
Accrued compensation	1,660	1,319
Accrued data center facility costs	6,850	7,843
Other accrued liabilities	1,934	6,130
Foreign income taxes	—	1,500
Advances from customers	4,235	2,539
Deferred revenue, current portion	4,716	—
Accrued restructuring costs, current portion	478	2,011
Capital lease obligations, current portion	23	43

Total current liabilities	20,226	21,878
Deferred revenue, net of current portion	1,202	—
Accrued restructuring costs, net of current portion	2,154	7,840
Capital lease obligations, net of current portion	—	23

Commitments and contingencies

Stockholders’ equity:
Common stock	82	79
Additional paid-in capital	509,202	500,976
Notes receivable from stockholders	(328)	(793)
Deferred stock compensation	(462)	(1,665)
Accumulated deficit	(461,273)	(452,863)
Accumulated other comprehensive income	4	404

Total stockholders’ equity	47,225	46,138

Total liabilities and stockholders’ equity	$70,807	$75,879

OPSWARE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended January 31,		Years Ended January 31,
	2004	2003	2004	2003
	(unaudited)		(unaudited)	(audited)
Revenues:
License revenue	$4,661	$—	$13,682	$—
Services revenue	1,573	131	4,368	37,703

Net revenues	6,234	131	18,050	37,703
Cost and expenses:
Cost of license revenue	57	—	121	—
Cost of services revenue*	1,342	974	4,465	51,996
Research and development*	2,104	2,602	8,712	12,656
Sales and marketing*	2,792	2,487	9,293	17,696
General and administrative*	992	1,662	8,052	11,281
Restructuring costs, net	(156)	—	1,028	19,682
Amortization (reversal) of deferred stock compensation	161	(1,980)	606	(14,303)

Total cost and expenses	7,292	5,745	32,277	99,008

Loss from operations	(1,058)	(5,614)	(14,227)	(61,305)
Gain from retirement of senior discount notes	—	—	—	8,736
Gain on sale of assets and liabilities from Managed Services Business	68	66	1,252	50,660
Interest and other income	174	271	3,661	3,507
Interest and other expense	(2)	(2)	(530)	(3,345)

Loss before income taxes	(818)	(5,279)	(9,844)	(1,747)
Provision for income taxes	1,450	—	1,435	(1,500)

Net income (loss)	$632	$(5,279)	$(8,409)	$(3,247)

Basic net income (loss) per share	$0.01	$(0.07)	$(0.11)	$(0.05)
Diluted net income (loss) per share	$0.01	$(0.07)	$(0.11)	$(0.05)

Shares used in computing basic net income (loss) per share	80,269	73,885	78,617	71,535

Shares used in computing diluted net income (loss) per share	87,093	73,885	78,617	71,535

* Excludes amortization (reversal) of deferred stock compensation of the following (1):
Cost of services revenue	$72	$(391)	$227	$(4,116)
Research and development	32	(258)	224	(1,127)
Sales and marketing	22	(229)	167	(2,279)
General and administrative	35	(1,102)	(12)	(6,781)

Total amortization (reversal) of deferred stock compensation	$161	(1,980)	$606	(14,303)

(1)    Given the non-cash nature of the expense, we believe presenting amortization (reversal) of deferred stock compensation in a separate line item more accurately reflects the results of our individual operating categories.

A reconciliation between net income (loss) on a GAAP basis and pro forma net loss is as follows (2):

GAAP net income (loss)	$632	$(5,279)	$(8,409)	$(3,247)
Provision for income taxes	(1,500)	—	—	—

Pro forma net loss	$(868)	$(5,279)	$(8,409)	$(3,247)

GAAP diluted net income (loss) per share	$0.01	$(0.07)	$(0.11)	$(0.05)
Pro forma diluted net loss per share	$(0.01)	$(0.07)	$(0.11)	$(0.05)

(2)	The reversal of this provision for income taxes is related to a liability associated with our Managed Services Business, which was sold to EDS in August of 2002. Management furnishes to investors pro forma net loss which excludes the effect of this reversal because it believes that this more accurately reflects the operating activities of the Software Business. Management believes that this provides investors with an alternative method for assessing the company’s operations in a manner that is focused on our core business.

OPSWARE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except per share amounts)

(unaudited)

	Three months ended January 31,
	2004	2003
Operating activities:
Net income (loss)	$632	$(5,279)
Adjustments to reconcile net income loss to net cash used in operating activities:
Depreciation and amortization	593	945
Amortization of deferred stock compensation	161	(1,980)
Loss on disposal of property and equipment	(12)	—
Charge related to equity transactions	537	—
Changes in operating assets and liabilities:
Accounts receivable	1,481	1,304
Prepaid expenses, other current assets and other assets	35	(1,223)
Prepaid rent	196	—
Accounts payable	(89)	(444)
Accrued compensation	406	(1,039)
Accrued data center facility costs	—	(325)
Other accrued liabilities	(727)	(1,180)
Foreign income taxes	(1,500)	—
Advances from customers	1,695	2,539
Deferred revenue	(1,789)	(1,758)
Accrued restructuring costs	(109)	(8,863)

Net cash provided by (used in) operating activities	1,510	(17,303)
Investing activities:
Net cash used in (provided by) investing activities	(506)	4,404
Financing activities:
Net cash provided by (used in) financing activities	959	(328)

Net increase (decrease) in cash and cash equivalents	1,963	(13,227)
Cash and cash equivalents at beginning of period	53,242	76,389

Cash and cash equivalents at end of period	$55,205	$63,162
Supplemental disclosures of cash flow information
Cash paid for interest	$2	$2
Supplemental schedule of non-cash investing and financing activities
Equipment purchased under capital lease	$—	$—
Cancellation of stockholders’ notes receivable	$6	$140